Exhibit 99.1

Angion Biomedia Corp. Announces 1-for-10 Reverse Stock Split

NEWTON, Massachusetts, June 1, 2023 –– Angion Biomedia Corp. (NASDAQ: ANGN), a biopharmaceutical company that has focused on the discovery, development, and commercialization of novel small molecule therapeutics to address fibrotic diseases, today announced that it will effect a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-10.

Angion’s common stock will begin trading on a split-adjusted basis when the market opens on June 2, 2023 under the new trading symbol “ELTX.” As a result of the reverse stock split, the CUSIP number for Angion’s common stock will now be 28657F103. The reverse stock split was previously approved by the stockholders of Angion at the special meeting of stockholders held on May 31, 2023 to regain compliance with Nasdaq’s minimum bid price requirement of $1.00 per share of common stock.

About Angion

Angion has focused on the discovery, development, and commercialization of novel small molecule therapeutics to address fibrotic diseases. For more information, please visit angion.com.

Cautionary Note on Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects for Angion Biomedia Corp. (the “Company”), including statements about Angion’s planned reverse stock split, expectations regarding Angion’s ability to regain compliance with Nasdaq’s minimum bid price requirement and other statements containing the words “anticipate”, “plan”, “expect”, “may”, “will”, “could”, “believe”, “look forward”, “potential”, the negatives thereof, variations thereon and similar expressions, or any discussions of strategy constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Risks regarding Angion’s business are described in detail in its Securities and Exchange Commission (“SEC”) filings, including in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that Angion makes from time to time with the SEC. In addition, the forward-looking statements included in this press release represent Angion’s views only as of the date hereof. Angion anticipates that subsequent events and developments will cause Angion’s views to change. However, while Angion may elect to update these forward-looking statements at some point in the future, Angion specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing Angion’s views as of any date subsequent to the date hereof.

Contacts
Jennifer J. Rhodes
Executive Vice President, Chief Business Officer and General Counsel
investors@angion.com